                                                                   Exhibit 99(i)


       AMENDMENT NO. 2 dated as of February 20, 2001 (this "Amendment"), to the Stock Purchase Agreement, dated as of September 24, 2000, as amended by Amendment No. 1 thereto dated as of October 15, 2000 (as amended, the "Purchase Agreement"), among CGU International Holdings Luxembourg S.A., a Luxembourg corporation ("CGUIHL"), CGU Holdings LLC, a Delaware limited liability company ("CGULLC"), CGNU plc, a company incorporated under the laws of England and Wales ("CGNU"), White Mountains Insurance Group, Ltd., a company existing under the laws of Bermuda ("Buyer"), TACK Holding Corp., a Delaware corporation ("Holdco"), and TACK Acquisition Corp., a Delaware corporation ("Newco").

       WHEREAS, the parties hereto are parties to the Purchase Agreement;

       WHEREAS, the parties have agreed to certain pre-closing adjustments, including among others the contributions or payments by CGNU or Sellers described herein, changes to the Holdco Notes (as defined in the Purchase Agreement), the related purchase of certain reinsurance as described herein and the other matters described herein, all in the context of the current position of the Company and its Subsidiaries; and

       WHEREAS, the parties desire to amend the Purchase Agreement as provided herein.

       NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

       1. The following Sections 4.17, 4.18 and 4.19 are hereby inserted in the Purchase Agreement immediately following Section 4.16:

       "SECTION 4.17. CERTAIN TRANSACTIONS. (a) At or immediately prior to the Closing, Sellers shall contribute to the Company, in cash, (i) $20,000,000, which is an amount equal to the reinsurance deposit paid by Buyer to National Indemnity Company to purchase an option to purchase reinsurance with respect to certain of the Company's operations in connection with the transactions contemplated hereby pursuant to a reinsurance placement slip and attached facsimile memorandum dated July 18, 2000 from National Indemnity Company to Buyer, and (ii) $30,000,000, which is an amount approximately equal to the out of pocket expenses incurred by Buyer and its Subsidiaries in connection with the transactions contemplated by this Agreement. If and when such contributions are made, the Company shall deliver to Sellers a receipt for such contributions in form reasonably satisfactory to Sellers.

       (b) At or immediately prior to the Closing, Sellers shall contribute to the Company, in cash, $44.2 million, which amount equals the sum of (i) $24.8 million, which is an amount approximately equal to the amount of management incentive expenses incurred by the Company in connection with the transactions contemplated by this Agreement, (ii) $11.3 million, which is an estimate of the amount to be accrued by the Company in 2001 for a cost of living adjustment for existing retirees under the Company's defined benefit pension plan, and (iii) $8.1 million, which is an amount approximately equal to the amount of additional benefits accrued by the Company under the CGU Supplemental Pension and Savings Plan in 2000. If and when such contribution is made, the Company shall deliver to Sellers a receipt for such contribution in form reasonably satisfactory to Sellers.

       (c) At or immediately prior to the Closing, CGNU shall contribute to the Company, in cash, $20,000,000, which is an amount approximately equal to the amount of gain received by CGU International Insurance plc upon settlement of a currency option contract purchased by it to hedge currency exposure of CGNU and its affiliates in connection with the transactions contemplated hereby. If and when such contribution is made, the Company shall deliver to CGNU a receipt for such contribution in form reasonably satisfactory to CGNU.

       (d) At or immediately prior to the Closing, CGNU shall contribute to the Company, in cash, $12,000,000, which is an amount approximately equal to the amount of management fees that CGNU has collected or will collect from the Company with respect to the period from January 1, 2000 through the Closing. If and when such contribution is made, the Company shall deliver to CGNU a receipt for such contribution in form reasonably satisfactory to CGNU.

       (e) At or immediately prior to the Closing, CGNU shall contribute to the Company, in cash, $67,600,000, which is an amount approximately equal to the amount of a dividend that Pilot could declare and pay following the consummation of the transactions contemplated by Section 4.15(a) and prior to the consummation of the transactions contemplated by Section 4.7(a). If and when such contribution is made, the Company shall deliver to CGNU a receipt for such contribution in form reasonably satisfactory to CGNU.

       (f) At or immediately prior to the Closing, CGNU shall contribute to the Company, in cash, $6,200,000, which is an amount approximately equal to the amount expected to be paid by the Company to CGNU at the Closing in connection with the CGU Integration Incentive Plan, as described in Section 4.9 of the Disclosure Schedule. If and when such contribution is made, the Company shall deliver to CGNU a receipt for such contribution in form reasonably satisfactory to CGNU.

       (g) (i) Notwithstanding the provisions of Sections 4.17(a), (b), (c),
(d), (e) and (f), CGNU or Sellers, as the case may be, may choose to not make one or more of the contributions specified in such Sections (each contribution specified in any of such Sections, a "Specified Contribution"); PROVIDED, that if any Specified Contribution is not made, in whole or in part, then Sellers shall subscribe for and purchase for cash, at or prior to the Closing, additional shares of Common Stock of the Company, in respect of and in proportion to the shares of Common Stock in the Company held by each of them at that time, at a price per share equal to the Subscription Price (as defined below), such that the aggregate subscription price equals the aggregate amount of the Specified Contributions that CGNU or Sellers, as the case may be, did not make, such additional shares being not redeemable.

            (ii) If any shares of Common Stock are subscribed for and purchased pursuant to this Section 4.17(g), then, for all purposes of this Agreement, (A) the term "CGULLC Shares" shall be deemed to include any shares subscribed for and purchased by CGULLC and the number of CGULLC Shares specified in Section 2.1 shall be adjusted accordingly, (B) the term "CGUIHL Shares" shall be deemed to include any shares subscribed for and purchased by CGUIHL and the number of CGUIHL Shares specified in Section 2.1 shall be adjusted accordingly, (C) the term "Shares" shall be deemed to include all shares so subscribed for and purchased by Sellers and (D) for the avoidance of doubt, there shall be no adjustment to the Purchase Price as a result of this Section 4.17(g). The "Subscription Price" shall mean a price per share in cash equal to (x) the Purchase Price to be paid at the Closing divided by (y) 16,021.

       (h) For the avoidance of doubt, the amounts of the Specified Contributions will not be adjusted in the event that any amount by reference to which any such Specified Contribution was determined is actually higher or lower than the amount of the Specified Contribution (for example, the Specified Contribution under Section 4.17(d) shall be $12,000,000 notwithstanding whether the amount of management fees collected during the period described is greater or less than such amount).

       SECTION 4.18. CERTAIN CAPITAL CONTRIBUTIONS BY BUYER. Immediately prior to the Closing, Buyer shall contribute to Holdco and Holdco shall contribute to Newco, in addition to the $250 million in cash (prior to receipt of proceeds of the Buyer Financing) to be contributed by Buyer to Holdco and by Holdco to Newco as originally described in the commitment letters for the Financings, as amended as of October 16, 2000, $125 million in cash. Buyer, Holdco and Newco hereby agree that all of the cash described in the immediately preceding sentence, together with the proceeds of the Buyer Financing (all of which shall be contributed to Newco as described in the commitment letters for the Buyer Financing), shall be available to pay the Purchase Price or to be retained by Newco or contributed to the Company for use in connection with the transactions contemplated hereby, and shall be so shown in all related regulatory approval filings.

       SECTION 4.19. CERTAIN REINSURANCE MATTERS. (a) Buyer, Holdco and Newco have requested, and Sellers have agreed, that the obligations of Buyer, Holdco and Newco to effect the purchase and sale of the Shares and the other actions to be taken at the Closing shall be subject to the condition that Buyer, Holdco and Newco be indemnified and guaranteed, effective as of the Closing Date, against an amount of adverse development in the reserves for losses and loss adjustment expenses of the Company and its Subsidiaries, and that such indemnity and guarantee be accomplished by the Company and its Subsidiaries obtaining the Reinsurance (as defined below). Accordingly, prior to the Closing, CGNU and Sellers shall use their commercially reasonable efforts to cause the Company to seek to obtain, in each case effective as of immediately prior to the Closing:
(i) reinsurance on substantially the terms described in the Reinsurance Option Term Sheet dated August 16, 2000, between National Indemnity Company and the Company, with such changes therein as have prior to February 20, 2001 been approved by Buyer or as are approved by Buyer after such date, such approval not to be unreasonably withheld (the "Discontinued Operations Reinsurance"); and
(ii) excess of loss reinsurance for accident years 2000 and prior (relating to certain continuing operations) with a limit of $550 million to $600 million and otherwise as described below and as set forth on Section 4.19 of the Disclosure Schedule (the "Continuing Operations Reinsurance," and collectively with the Discontinued Operations Reinsurance, the "Reinsurance").

       (b) The Continuing Operations Reinsurance shall be with such third party reinsurer and have such terms and conditions as shall be reasonably satisfactory to Buyer; PROVIDED, that the premium or other cost of the Continuing Operations Reinsurance shall not exceed the amount set forth in Section 4.19 of the Disclosure Schedule; PROVIDED, FURTHER, that Buyer may not assert that the terms and conditions of any such Continuing Operations Reinsurance are not reasonably satisfactory to it solely based on the premium or other cost thereof if such premium or other cost does not exceed the amount shown in Section 4.19 of the Disclosure Schedule. All costs of the Continuing Operations Reinsurance shall be paid by the Company and/or its Subsidiaries, as Sellers' designees. Buyer, Holdco and Newco shall use their reasonable best efforts to assist the Company and its Subsidiaries in obtaining quotes for and arranging the Continuing Operations Reinsurance.

       (c) Notwithstanding the first sentence of Section 4.19(b), if the Company and its Subsidiaries receive a firm offer from a third party reinsurer to provide the Continuing Operations Reinsurance that Buyer prefers the Company and its Subsidiaries to accept over other possible transactions and that would be sufficient to obtain the Financings or any alternative financings and otherwise to permit the consummation of the transactions contemplated hereby (such Continuing Operations Reinsurance, a "Preferred Transaction"), then CGNU and Sellers shall use their commercially reasonable efforts to cause the Company and its Subsidiaries to enter into such Preferred Transaction, in order to effectuate the indemnity and guaranty referred to in Section 4.19(a). If such Preferred Transaction cannot be effected, then the provisions of the first sentence of Section 4.19(b) shall again apply."

       2. Section 4.16 of the Purchase Agreement is hereby amended by replacing the text of paragraph (a)(ii) thereof in its entirety with the words "[Intentionally omitted]."

       3. Section 3.2(j) of the Purchase Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following two sentences:

"The Financings, together with available cash of Newco, Holdco and Buyer, available cash of the Company (after giving effect to the Preclosing Transactions, the Restructuring Transactions and the payment of $369 million of dividends to the Company during the period from January 1, 2000 through January 8, 2001 and assuming the representation made by CGNU and Sellers in the last two sentences of Section 3.1(b) is true), the Holdco Notes and the funds provided by the transactions described in Section 4.17 of this Agreement, are sufficient, subject to the satisfaction of the conditions of the Financings, to provide the funds required by Newco to pay the Purchase Price hereunder, to repay in full the outstanding principal and interest on the Term Note, to purchase the Continuing Operations Reinsurance and to pay all fees and expenses required to be paid by Newco, Holdco or Buyer in connection with the transactions contemplated by this Agreement. The representation and warranty made in the immediately preceding sentence shall be deemed made as of February 20, 2001 and as of the Closing Date."

       4. Section 10.1(b) of the Purchase Agreement is hereby amended by deleting the phrase "March 31" and replacing it with the phrase "April 13".

       5. Section 1.1 of the Purchase Agreement is hereby amended by adding to the list of other defined terms in the appropriate alphabetical order (1) the terms "Continuing Operations Reinsurance", "Discontinued Operations Reinsurance" and "Reinsurance", which shall each cross-refer to Section 4.19(a) of the Purchase Agreement, (2) the term "Preferred Transaction", which shall cross-refer to Section 4.19(c) of the Purchase Agreement, and (3) the terms "Specified Contributions" and "Subscription Price", which shall each cross-refer to Section 4.17(g) of the Purchase Agreement.

       6. Buyer, Newco and Holdco represent and warrant to CGNU and Sellers that
(i) they have obtained all consents, if
any, to this Amendment required to be obtained under the Financings, (ii) they have provided a complete copy of the commitment letter supplement dated February 19, 2001 which is referred to in Section 3.2(j) of the Disclosure Schedule to CGNU and Sellers and (iii) the commitments to provide the Financings, as described in Section 3.2(j) of the Disclosure Schedule, remain in full force and effect as of the date hereof.

       7. Exhibit G to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Annex A hereto.

       8. Section 4.9 of the Disclosure Schedule is hereby amended by amending and restating the final sentence of the first paragraph under the caption "Management Services and Fee; Intergroup Charges" to read as follows:

"Fees will be charged on a pro rata basis in accordance with past practice through the Closing Date and paid at the Closing and then trued up in accordance with past practice through the Closing Date following the Closing, with any outstanding amounts settled as promptly after the Closing as practicable."

       9. Section 4.9 of the Disclosure Schedule is hereby further amended by adding, after item 6. under the heading "Reinsurance arrangements," the following:

"7. Immediately prior to the Closing, the Stop Loss Reinsurance Agreement, as amended, between Curepool and CGU Insurance Company (on behalf of itself and the other Insurance Subsidiaries referenced therein), a complete copy of which has previously been provided to Buyer, will be commuted and terminated in consideration of the payment by Curepool to CGU Insurance Company of $170 million."

       10. Buyer, Holdco and Newco each hereby consent to (i) the sale of the Insurance Subsidiaries' surety business and (ii) certain amendments to the charters of those Insurance Subsidiaries that are domiciled in New York as required by the New York Insurance Department in connection with its review of the Reinsurance (Pooling) Agreement dated as of January 1, 1999 by and among certain of the Insurance Subsidiaries, in each case as previously disclosed to Buyer.

       11. Section 8.4 of the Purchase Agreement is hereby amended by deleting the words "the provisions of Section 8.1(b)(iii) and".

       12. Section 3.1(e) of the Disclosure Schedule is hereby amended by (i) amending and restating the first item to read as follows:

"1. Under a Stockholders Agreement dated August 6, 1993, as amended, relating to the A.W.G. Dewar, Inc. insurance agency

       ("Dewar"), certain individual stockholders of the agency have the right to sell the shares of Dewar common stock owned by them to the Company, and the right to require the Company to sell to them the shares of Dewar common stock owned by the Company, in each case at a specified calculated value if a Change in Control (as defined) with respect to the Company occurs."

and (ii) renumbering the second item as no. 2.

       13. The following paragraph (y) is hereby inserted in the Purchase Agreement immediately following Section 3.1(x):

       "(y) DIVIDENDS. The Insurance Subsidiaries declared an aggregate of $369 million of dividends to the Company between September 24, 2000 and December 31, 2000, of which $334 million was paid during such period and $35 million was paid during the period September 24, 2000 to January 8, 2001. The representation and warranty made in the immediately preceding sentence shall be deemed made as of February 20, 2001 and as of the Closing Date."

       14. The following paragraphs (h) and (i) are hereby inserted in the Purchase Agreement following Section 6.2(g):

       "(h) SPECIFIED CONTRIBUTIONS. The Company shall have received from CGNU and/or Sellers the aggregate amount of cash required to be contributed or paid to the Company pursuant to Section 4.17.

       (i) CONTINUING OPERATIONS REINSURANCE. The Insurance Subsidiaries shall have obtained the Continuing Operations Reinsurance."

       15. Section 4.19 is hereby added to the Disclosure Schedule in the form attached as Annex B hereto.

       16. The last sentence of Section 2.1 of the Purchase Agreement is hereby amended by replacing the figure "$1,960,434,000" with the figure
"$1,910,434,000" and replacing the figure "$210,000,000" with the figure "$260,000,000".

       17. Section 3.2(j) of the Disclosure Schedule is hereby amended by amending and restating the first bullet point under the heading "NEWCO FINANCING" to read as follows:

       "- $875 million of senior credit facilities to be provided pursuant to the commitment letter dated September 24, 2000, as amended by the letter agreement dated October 15, 2000, and as supplemented by the commitment letter supplement dated February 19, 2001, among Buyer, Lehman Brothers Inc. and Lehman Commercial Paper Inc. previously provided to CGNU and Sellers."

       18. Except as expressly amended hereby, the Purchase Agreement remains in full force and effect in accordance with its terms.

       19. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

       20. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                         CGNU PLC



                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                         CGU INTERNATIONAL HOLDINGS
                                         LUXEMBOURG S.A.



                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                         CGU HOLDINGS LLC



                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                         WHITE MOUNTAINS INSURANCE GROUP, LTD.



                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                         TACK HOLDING CORP.



                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                         TACK ACQUISITION CORP.



                                         By
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX B

                 SECTION 4.19: CONTINUING OPERATIONS REINSURANCE

The premium or other cost of the Continuing Operations Reinsurance shall not exceed $350 million and the amount of such premium or other cost to be funded from sources other than the Insurance Subsidiaries shall not exceed $155 million.

CGNU, Sellers, Buyer, Holdco and Newco shall keep, and shall cause their respective Subsidiaries to keep, the provisions of this Section 4.19 confidential except as may required by applicable law or regulatory requirements.

                                                                         ANNEX A
                                                                       EXHIBIT G

                          Term Sheet for Holco Notes


Issuer:                   Holdco (TACK Holding Corp)

Holders: Sellers, pro rata to their pre-closing equity interest in the Company

Security:                 Subordinated Note

Subordination:            Subordinated to senior debt of Holdco

Principal Amount:         $260 million

Maturity:                 Eighteen months from Closing Date

Interest Rate:            50 basis points over the rate from time to time in
                          effect under the Lehman Senior Bank Loan, payable upon maturity

Settlement:               Principal and interest to be settled at maturity in
                          cash. However, Buyer (White Mountains Insurance
                          Group, Ltd.) shall have the option (unless an event of default shall have occurred and be continuing, and subject to "Vote" below) to purchase the Holdco
                          Notes at maturity for a purchase price equal to the principal amount thereof plus accrued interest, such purchase price to be paid by delivery of shares of common stock of Buyer. Such settlement shall only be permitted if such common stock shall be validly issued, fully paid and nonassessable, and free and clear of all liens. If purchased for shares of Buyer common stock, such common stock shall be valued for such purpose at $245 per share.

                          In no event, however, will Sellers receive an aggregate amount of common stock of Buyer that would require Sellers or any parent of any of them to file a request for approval of acquisition of control with any U.S. insurance regulator; to the extent such limit would be exceeded, the purchase option may not be exercised for the applicable portion of the Holdco Notes and the remaining amount must be settled in cash. However, Sellers will use their commercially reasonable efforts to file and seek approval of disclaimers of control; if all necessary disclaimers are approved, the full amount may be purchased for common stock.

Stockholder Protections:  If purchased for Buyer common stock as described above, Sellers shall not be entitled to any governance rights. However, Sellers will be entitled to 3 demand and (subject to normal cutbacks) unlimited piggyback registration rights under a customary registration rights agreement to be entered into in such event between Buyer and Sellers, the form of which will be an exhibit to an option agreement reflecting the Buyer purchase option to be entered into concurrently with issuance of the Holdco Notes. Buyer will pay the registration expenses in connection with any such demand and piggyback rights other than any underwriting discounts and commissions. Such registration rights may be exercised at any time after settlement.

Vote: Purchase of the Holdco Notes for Buyer common stock would require approval of the shareholders of Buyer under the NYSE rules Shareholder approval of issuance of Buyer common stock upon purchase of the Holdco Notes will not be a condition precedent to Closing under the Agreement.


Anti-Dilution:            Customary anti-dilution protection.

Events of Default:        Failure to pay when due; bankruptcy events;
                          cross-acceleration to other debt.

Other: Holdco Notes are freely transferable (subject to applicable law).